EXHIBIT 10.3
ELEVENTH AMENDMENT TO CREDIT AGREEMENT
This ELEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of May 11, 2022 is entered into by and among INTERCONTINENTAL EXCHANGE, INC., a Delaware corporation (the “Borrower”), the Lenders (as hereinafter defined) party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.
RECITALS
A.    The Borrower, the several lenders from time to time party thereto (the “Lenders”), and the Administrative Agent are party to the Credit Agreement, dated as of April 3, 2014 (as amended by the First Amendment to Credit Agreement, dated as of May 15, 2015, the Second Amendment to Credit Agreement, dated as of November 9, 2015, the Third Amendment to Credit Agreement, dated as of November 13, 2015, the Fourth Amendment to Credit Agreement, dated as of August 18, 2017, the Fifth Amendment to Credit Agreement, dated as of August 18, 2017, the Sixth Amendment to Credit Agreement, dated as of August 9, 2018, the Seventh Amendment to Credit Agreement, dated as of August 14, 2020, the Eighth Amendment to Credit Agreement, dated as of August 21, 2020, the Ninth Amendment to Credit Agreement, dated as of March 8, 2021, and the Tenth Amendment to Credit Agreement, dated as of October 15, 2021, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement as amended by this Amendment.
B.    The Borrower has requested that the Required Lenders amend the Credit Agreement and the Required Lenders are willing to consent to such amendments to the Credit Agreement on the terms and subject to conditions set forth herein.
STATEMENT OF AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT
Effective upon the Eleventh Amendment Effective Date (as hereinafter defined), the Credit Agreement is hereby amended as follows:
1.1The following new definitions are hereby inserted in Section 1.1 of the Credit Agreement in proper alphabetical order:
““Black Knight” means Black Knight, Inc., a Delaware corporation.”
““Black Knight Acquisition” means the proposed merger of Sand Merger Sub Corporation, a Delaware corporation and a Subsidiary of the Borrower, with and into Black Knight, with Black Knight surviving the merger as a Subsidiary of the Borrower, pursuant to the Black Knight Acquisition Agreement.”
““Black Knight Acquisition Agreement” means the Agreement and Plan of Merger, dated as of May 4, 2022, among the Borrower, Sand Merger Sub Corporation, and Black Knight (including all schedules and exhibits thereto).”

“Black Knight Acquisition Agreement Representations” has the meaning given to such term in Section 3.3(e).
““Black Knight Acquisition Date” means the date on which the Black Knight Acquisition is consummated.”
““Black Knight Acquisition Related Conditions” means the conditions set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g), 3.3(h) and 3.3(k).”
““Black Knight Borrower Stock Contribution” means the issuance and sale by the Borrower of its common equity securities to the equityholders of Black Knight in connection with the Black Knight Acquisition.”
““Black Knight Borrowing” means a Borrowing of Revolving Loans in Dollars the proceeds of which are to be used to (i) finance a portion of the consideration paid by the Borrower to consummate the Black Knight Acquisition, (ii) refinance all or a portion of the existing Indebtedness of Black Knight and its Subsidiaries, and/or (iii) pay fees, costs, commissions and expenses in connection with the Black Knight Transactions.”
““Black Knight Bridge Arrangers” means Wells Fargo Securities, LLC and Goldman Sachs Bank USA.”
““Black Knight Bridge Facility” means that certain senior unsecured bridge credit facility providing for up to $14,000,000,000 in senior unsecured bridge loans available to the Borrower arranged by the Black Knight Bridge Arrangers and used to (i) finance a portion of the consideration paid by the Borrower to consummate the Black Knight Acquisition, (ii) refinance all or a portion of the existing Indebtedness of Black Knight and its Subsidiaries, and/or (iii) pay fees, costs, commissions and expenses in connection with the Black Knight Transactions, all as contemplated in that certain commitment letter, dated as of May 4, 2022, among Wells Fargo, Goldman Sachs Lending Partners LLC, the Black Knight Bridge Arrangers and the Borrower.”
““Black Knight Transactions” means, collectively, (a) the Black Knight Acquisition, (b) the issuance or incurrence of Indebtedness (including the making of Loans) to finance a portion of the consideration paid by the Borrower to consummate the Black Knight Acquisition, (c) the issuance of Capital Stock of the Borrower to the stockholders of Black Knight as consideration for the Black Knight Acquisition, (d) the refinancing of all or a portion of the existing Indebtedness of Black Knight and its Subsidiaries, (e) the preparation, execution and delivery of the Eleventh Amendment of this Agreement, (f) the preparation, execution and delivery of the Twelfth Amendment of this Agreement, (g) the preparation, execution and delivery of the definitive documentation relating to the Term Loan Facility, and (h) the payment of fees, costs, commissions and expenses in connection with each of the foregoing.”
““Eleventh Amendment” means that certain Eleventh Amendment to Credit Agreement, dated as of May 11, 2022, among the Borrower, the Administrative Agent and the Lenders party thereto.”
““Eleventh Amendment Effective Date” means May 11, 2022.”
““Eleventh Amendment Initial Arranger” means Wells Fargo Securities, LLC.”
““Pre-Closing Funded Amount” has the meaning given to such term in Section 2.23.”

““Pre-Closing Funding Account” means an account in the name of (i) the Administrative Agent or an Affiliate of the Administrative Agent or (ii) a financial institution (in its capacity as escrow agent) designated by the Administrative Agent and approved by the Borrower, which account has been identified as the “Pre-Closing Funding Account” by notice in writing from the Borrower to the Administrative Agent, and which account shall have terms reasonably satisfactory to the Administrative Agent and the Borrower.”
““Pre-Closing Funding Date” means the Business Day specified as such in a Notice of Borrowing in which a Pre-Closing Funding Election has been made.”
““Pre-Closing Funding Election” means an election by the Borrower to cause the Pre-Closing Funded Amount to be funded into the Pre-Closing Funding Account on the Pre-Closing Funding Date pursuant to Section 2.23.”
““Return Date” has the meaning given to such term in Section 2.23.”
““Second Step Down Date” means, with respect to any Qualified Acquisition or Specified Qualified Acquisition that is the subject of an Acquisition Election, the last day of the second fiscal quarter ending after the First Step Down Date with respect to such Acquisition.”
““Term Loan Facility” means that certain senior unsecured delayed draw term loan facility providing for up to $2,000,000,000 in term loans available to the Borrower to be used to (i) finance a portion of the consideration paid by the Borrower to consummate the Black Knight Acquisition, (ii) refinance all or a portion of the existing Indebtedness of Black Knight and its Subsidiaries, and/or (iii) pay fees, costs, commissions and expenses in connection with the Black Knight Transactions, all as contemplated in that certain Project Monty Commitment Letter, dated as of May 4, 2022, among Wells Fargo, Wells Fargo Securities, LLC, Goldman Sachs Bank USA and the Borrower.”
1.2Each of the following definitions in Section 1.1 of the Credit Agreement is hereby amended as follows:
(a)The definition of “Aggregate Dollar Revolving Credit Exposure” is hereby amended by (i) replacing the word “and” at the end of clause (ii) thereof substituting therefor a comma and (ii) replacing the period at the end of such definition with the following: “and (iv) the aggregate amount of the Pre-Closing Funded Amount funded on account of Dollar Revolving Loans that is held in the Pre-Closing Funding Account at such time.”
(b)The definition of “Aggregate Multicurrency Revolving Credit Exposure” is hereby amended by (i) replacing the word “and” at the end of clause (ii) thereof substituting therefor a comma and (ii) replacing the period at the end of such definition with the following: “and (iv) the aggregate amount of the Pre-Closing Funded Amount funded on account of Multicurrency Revolving Loans that is held in the Pre-Closing Funding Account at such time.”
(c)The definition of “Dollar Revolving Credit Exposure” is hereby amended by (i) replacing the word “and” at the end of clause (ii) thereof substituting therefor a comma and (ii) replacing the period at the end of such definition with the following: “and (iv) the aggregate amount of any portion of the Pre-Closing Funded Amount funded by such Lender on account of Dollar Revolving Loans that is held in the Pre-Closing Funding Account at such time.”
(d)The definition of “First Step Down Date” is hereby amended and restated in its entirety as follows:

““First Step Down Date” means (i) with respect to the Black Knight Acquisition, the last day of the second fiscal quarter ending after the fiscal quarter in which the Black Knight Acquisition Date occurs (or the last day of the third fiscal quarter ending after the fiscal quarter in which the Black Knight Acquisition Date occurs if the Black Knight Acquisition Date occurs in the second half of such fiscal quarter) and (ii) with respect to any Qualified Acquisition or Specified Qualified Acquisition that is the subject of an Acquisition Election, the last day of the second fiscal quarter ending after the fiscal quarter in which such Acquisition is consummated (or the last day of the third fiscal quarter ending after the fiscal quarter in which such Acquisition is consummated if such Acquisition is consummated in the second half of such fiscal quarter).”
(e)The definition of “Multicurrency Revolving Credit Exposure” is hereby amended by (i) replacing the word “and” at the end of clause (ii) thereof substituting therefor a comma and (ii) replacing the period at the end of such definition with the following: “and (iv) the aggregate amount of any portion of the Pre-Closing Funded Amount funded by such Lender on account of Multicurrency Revolving Loans that is held in the Pre-Closing Funding Account at such time.”
(f)The definition of “Revolving Credit Exposure” is hereby amended by (i) replacing the word “and” at the end of clause (ii) thereof substituting therefor a comma and (ii) replacing the period at the end of such definition with the following: “and (iv) the aggregate Dollar Amount of any portion of the Pre-Closing Funded Amount funded by such Lender that is held in the Pre-Closing Funding Account at such time.”
1.3Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definition:
““Total Leverage Ratio” means, with respect to any Reference Period, the ratio of (i) Consolidated Total Funded Debt as of the last day of such Reference Period to (ii) Consolidated EBITDA for such Reference Period; provided that Consolidated Total Funded Debt shall not include (x) Indebtedness permitted pursuant to Section 7.2(iv), 7.2(v) or 7.2(vi) except to the extent such Indebtedness has been outstanding, as of such determination date, for more than 45 days since the borrowing thereof and (y) any Indebtedness incurred (1) to repay, prepay, redeem, repurchase, discharge, defease or otherwise refinance other Indebtedness (solely in the amount necessary for such repayment, prepayment, redemption, repurchase, discharge, defeasance or other refinancing) to the extent the proceeds of such Indebtedness are earmarked for such purpose and actually so applied or (2) at any time prior to the date of consummation of an Acquisition (or the date that is 30 days following the date of termination of the related acquisition agreement), to the extent that the net proceeds of such Indebtedness are held as cash or Cash Equivalents by the Borrower (or any Subsidiary thereof) (whether held in deposit or securities accounts or otherwise) to finance such Acquisition until the consummation of such Acquisition (or the date that is 30 days following the date of termination of the related acquisition agreement) and such proceeds are required to be applied to repay, prepay, redeem, repurchase, discharge or defease such Indebtedness in the event such Acquisition is not consummated (or the related acquisition agreement is terminated). For the avoidance of doubt, for purposes of determining the Total Leverage Ratio at any time prior to the Black Knight Acquisition Date (or the date that is 30 days following the date of termination of the Black Knight Acquisition Agreement), Consolidated Total Funded Debt shall not include any Indebtedness incurred or issued by the Borrower on or prior to the Black Knight Acquisition Date to the extent that the net proceeds of such Indebtedness are held as cash or Cash Equivalents by the Borrower (or any subsidiary thereof) (whether held in deposit or securities accounts or otherwise) to finance the Black Knight Acquisition until the consummation of the Black Knight Acquisition (or the date that is 30 days following the date of termination of the Black

Knight Acquisition Agreement) and such proceeds are required to be applied to repay, prepay, redeem, repurchase, discharge or defease such Indebtedness in the event the Black Knight Acquisition is not consummated (or the Black Knight Acquisition Agreement is terminated).”
1.4Section 2.9(a)(iii) of the Credit Agreement is hereby amended by deleting the first word thereof and replacing it with the following:
“(iii)    Subject to Section 2.23, to”
1.5Section 2.9(a)(iv) of the Credit Agreement is hereby amended by deleting the first word thereof and replacing it with the following:
“(iv)    Subject to Section 2.23, to”
1.6Article II of the Credit Agreement is hereby amended by inserting a new Section 2.23 as follows:
“2.23    Pre-Funding of Black Knight Acquisition Date Borrowings. Notwithstanding any provision in this Agreement to the contrary, if the Borrower requests a Black Knight Borrowing, the Borrower may make a Pre-Closing Funding Election by specifying such election in the Notice of Borrowing delivered in respect of such Revolving Loans (which Notice of Borrowing shall also specify the anticipated Black Knight Acquisition Date). Such Notice of Borrowing shall be delivered (i) not later than 12:00 noon, Charlotte, North Carolina time, three Eurocurrency Banking Days prior to the Pre-Closing Funding Date, for Revolving Loans to be comprised of Eurocurrency Rate Loans, (ii) not later than 12:00 noon, Charlotte, North Carolina time, on the Pre-Closing Funding Date for Revolving Loans to be comprised of Base Rate Loans and (iii)  not later than 12:00 noon, Charlotte, North Carolina time, five (5) RFR Business Days prior to each Borrowing of RFR Loans. If a Pre-Closing Funding Election has been made, subject solely to the satisfaction, or waiver in accordance with the terms of this Agreement, of each of the conditions set forth in Section 3.3 other than the Black Knight Acquisition Related Conditions, each Lender shall, not later than 1:00 p.m., Charlotte, North Carolina time, on the requested Pre-Closing Funding Date set forth in the Notice of Borrowing, fund into the Pre-Closing Funding Account an amount, in immediately available funds, equal to the amount of the Revolving Loan or Revolving Loans to be made by such Lender (such amounts, the “Pre-Closing Funded Amount”) pursuant to the applicable Notice of Borrowing. Each Lender authorizes the Administrative Agent to release all amounts deposited by the Lenders into the Pre-Closing Funding Account and make such funds available to the Borrower on the Black Knight Acquisition Date subject solely to the satisfaction (or waiver in accordance with the terms of this Agreement) of the Black Knight Acquisition Related Conditions, whereupon the Administrative Agent will make the Pre-Closing Funded Amount available to the Borrower in accordance with Section 2.3 and in like funds as received by the Administrative Agent. Interest shall accrue on the Pre-Closing Funded Amount from and including the Pre-Closing Funding Date as if the Pre-Closing Funded Amount had been advanced to the Borrower as one or more Revolving Loans hereunder, and no commitment fees pursuant to Section 2.9(a)(iii) or 2.9(a)(iv) shall accrue on any date on which the Pre-Closing Funded Amount is held in the Pre-Closing Funding Account in respect of the applicable Commitment of any Lender attributable to the portion of the Pre-Closing Funded Amount funded by such Lender. In the event the satisfaction (or waiver in accordance with the terms of this Agreement) of all conditions set forth in Section 3.3 does not occur by 1:00 p.m., Charlotte, North Carolina time, on or before the date that is three Business Days after the anticipated Black Knight Acquisition Date specified in the Notice of Borrowing (or such longer period not to exceed three additional Business Days as may be agreed between the Borrower and the Administrative Agent in the event of a delay in the anticipated Black Knight Acquisition Date) (the “Return Date”), the Pre-Closing Funded Amount shall be returned to the respective Lenders on the Return Date, and the Borrower shall simultaneously therewith pay interest accrued thereon from the Pre-Closing Funding Date to the Return Date, together with any amounts due thereon pursuant to Section 2.17, calculated as if the return of such funds was a prepayment of Loans in an equal principal amount on the Return Date; provided that for the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, if the entire Pre-Closing Funded Amount has been returned to the Lenders in accordance with this sentence, the Borrower shall not be prohibited from submitting a subsequent Notice of Borrowing in respect of Revolving Loans to be used to (i) finance a portion of the consideration paid by the Borrower to consummate the Black Knight Acquisition, (ii) refinance certain existing Indebtedness of Black Knight and its Subsidiaries, and/or (iii) pay fees, costs, commissions and expenses in connection with each of the foregoing, in accordance with Section 2.2 or this Section 2.23. For the avoidance of doubt, (x) the funding of the Pre-Closing Funded Amount shall not constitute a Borrowing of Loans by the Borrower until such amount has been released to the Borrower on the Black Knight Acquisition Date in accordance with this Section 2.23, and (y) any return of the Pre-Closing Funded Amount to the Lenders in accordance with this Section 2.23 shall not constitute a prepayment of any Revolving Loans.”
1.7Article III of the Credit Agreement is hereby amended by inserting a new Section 3.3 as follows:
“3.3    Conditions of Borrowing for Black Knight Acquisition. Notwithstanding anything to the contrary contained herein (including in Section 3.2) or in any other Credit Document, the obligation of each Lender (i) to make any Revolving Loans as a portion of a Black Knight Borrowing is subject to the satisfaction (or waiver by the Black Knight Bridge Arrangers) of the following conditions precedent, and only the following conditions precedent, on the Black Knight Acquisition Date, and (ii) to pre-fund any Revolving Loans as a portion of a Black Knight Borrowing is subject to the satisfaction (or waiver by the Black Knight Bridge Arrangers) of the following conditions precedent, and only the following conditions precedent (in each case in this clause (ii), other than the Black Knight Acquisition Related Conditions), on the Pre-Closing Funding Date:
(a)The Borrowing of such Loans shall occur on the Black Knight Acquisition Date, which shall be on or before the earlier to occur of (i) the termination or expiration of the Black Knight Acquisition Agreement in accordance with its terms, and (ii) the “Outside Date” (as defined in the Black Knight Acquisition Agreement as in effect on May 4, 2022 as such date may be extended in accordance with the Black Knight Acquisition Agreement as in effect on May 4, 2022;
(b)The Administrative Agent shall have received a certificate of the chief financial officer of the Borrower as to the solvency of the Borrower and its Subsidiaries, on a consolidated basis, after giving effect to the Black Knight Transactions, in the form of Exhibit F;
(c)Since the date of the Black Knight Acquisition Agreement, no event, circumstance, occurrence, effect, fact, development or change has had, or would reasonably be expected to have, a “Material Adverse Effect” (as defined in the Black Knight Acquisition Agreement);

(d)The Black Knight Acquisition shall have been consummated substantially concurrently with the Borrowing of such Loans, and substantially in accordance with the terms and conditions of the Black Knight Acquisition Agreement without giving effect to any waiver, modification or consent thereunder that is materially adverse to the Lenders or the Eleventh Amendment Initial Arranger (as reasonably determined by the Eleventh Amendment Initial Arranger) unless approved by the Eleventh Amendment Initial Arranger (which approval shall not be unreasonably withheld, conditioned or delayed), it being understood and agreed that, without limiting the generality of the foregoing, (1) any decrease in the Black Knight Acquisition consideration shall not be materially adverse to the Lenders or the Eleventh Amendment Initial Arranger so long as such decrease is allocated to reduce the Borrower Stock Contribution and the Black Knight Bridge Facility on a pro rata, dollar-for-dollar basis, (2) any increase in the purchase price shall not be materially adverse to the Lenders or the Eleventh Amendment Initial Arranger so long as such increase is funded solely by an increase in the amount of the Capital Stock of the Borrower issued to the equityholders of Black Knight as consideration for the Black Knight Acquisition and (3) any change to the definition of “Material Adverse Effect” or the “Xerox” provisions shall be deemed to be a modification which is materially adverse to the Lenders and the Eleventh Amendment Initial Arranger;
(e)The representations and warranties made by or with respect to Black Knight and its Subsidiaries in the Black Knight Acquisition Agreement as are material to the interests of the Lenders (the “Black Knight Acquisition Agreement Representations”) shall be true and correct, but only to the extent that the Borrower or any of its Affiliates has the right to terminate its or its Subsidiaries’ obligations under the Black Knight Acquisition Agreement, or to decline to consummate the Black Knight Acquisition pursuant to the Black Knight Acquisition Agreement, as result of a breach of any such representations and warranties or any such representations and warranties not being accurate (in each case, determined without regard to any notice requirement). The representations and warranties of the Borrower set forth in Sections 4.1(i), 4.1(ii) (but only with respect to the Borrower’s power and authority to execute, deliver and perform the Credit Documents to which it is a party), 4.2, 4.3 (but only with respect to clause (i) therein), 4.7, 4.11, 4.12 (but only with respect to the Borrower’s use of proceeds) and 4.13 shall be true and correct in all material respects (except that any representation and warranty qualified as to materiality or Material Adverse Effect shall be true and correct in all respects);
(f)The Black Knight Bridge Arrangers will have received (i) copies of audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows for the Borrower and its subsidiaries for the three fiscal years most recently ended at least 90 days prior to the Black Knight Acquisition Date (or such lesser time applicable to the Borrower as the annual report deadline under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) and interim unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows for each subsequent quarterly period after the date of the last audited financial statements pursuant to this clause (i) (other than the fourth fiscal quarter of any fiscal year) ended at least 45 days prior to the Black Knight Acquisition Date (or such lesser time applicable to the Borrower as the quarterly report deadline under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) (it being understood and acknowledged that the audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows for the Borrower and its subsidiaries filed with the SEC, as of the date hereof, for the three years ended December 31 2019, 2020 and 2021 and for the three months ended March 31, 2022 satisfy the obligation to provide such financial information for the periods covered by such filings), and (ii) copies of all financial statements of Black Knight delivered to the Borrower pursuant to the Black Knight Acquisition Agreement.
(g)No Event of Default under Section 8.l(a), 8.l(f) or 8.l(g), nor any “event of default” or similar condition under the Black Knight Bridge Facility, the Term Loan Facility, or any other Indebtedness in excess of the Threshold Amount in the aggregate (but only insofar as such “event of default” or similar condition relates to bankruptcy or insolvency, or the nonpayment of principal, interest or fees) shall have occurred and be continuing on such date, both immediately before and immediately after giving effect to the Loans to be made on such date;
(h)On the Black Knight Acquisition Date, after giving effect to the Black Knight Transactions, the obligations of Black Knight and its subsidiaries under that certain Second Amended and Restated Lien Credit and Guaranty Agreement, dated as of March 10, 2021 (as amended, restated, supplemented or otherwise modified from time to time), among Black Knight Infoserv, LLC, a Delaware limited liability company (the “Acquired Company Borrower”), Black Knight Financial Services, LLC, a Delaware limited liability company, each subsidiary of the Acquired Company Borrower from time to time party thereto as guarantors, the lenders from time party thereto, JPMorgan Chase Bank, N.A., as the administrative agent, a swing line lender and a L/C/ issuer, Bank of America, as a swing line lender and a L/C issuer, and U.S. Bank National Association, as a swing line lender a L/C issuer, shall have been repaid in full and all guarantees and security interest shall have been terminated and released;
(i)The Administrative Agent shall have received a Notice of Borrowing in accordance with Section 2.2(b);
(j)The aggregate principal of such Loans shall not exceed the aggregate Unutilized Commitments at such time (determined without giving effect to such Loans); and
(k)All fees and (to the extent invoiced at least two Business Days prior to the Black Knight Acquisition Date) expenses due to the Eleventh Amendment Initial Arranger, the Administrative Agent and the Lenders required to be paid on the Black Knight Acquisition Date (including the fees and expenses of counsel for the Eleventh Amendment Initial Arranger and the Administrative Agent) will have been paid.”
1.8Article IV of the Credit Agreement is hereby amended by inserting a new Section 4.13 as follows:
“4.13    Solvency. In the event (and only in the event) that any Borrowing is requested to be made on the Black Knight Acquisition Date in accordance with Section 3.3, immediately after giving effect to the consummation of the Black Knight Transactions on the applicable Borrowing Date, the Borrower and its Subsidiaries on a consolidated basis will be solvent. For purposes of the preceding sentence, “solvent” means that (i) the fair value of the assets of the Borrower and it is Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Black Knight Acquisition Date. As of the Black Knight Acquisition Date, immediately after giving effect to the consummation of the Black Knight Transactions, the Borrower does not intend to, and the Borrower does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its debts or the debts of any such Subsidiary.”
1.9Article VI of the Credit Agreement is hereby amended by amending and restating Section 6.1 thereof in its entirety as follows:
“6.1    Maximum Total Leverage Ratio. The Total Leverage Ratio as of the last day of any fiscal quarter shall not be greater than the ratio of 3.75 to 1.00; provided, that, if the Black Knight Acquisition Date shall have occurred, the Total Leverage Ratio as of the last day of any fiscal quarter set forth below shall not be greater than the ratio set forth opposite such date below:

Date	Total Leverage Ratio
The last day of each fiscal quarter beginning with the fiscal quarter in which the Black Knight Acquisition Date occurs and ending prior to the First Step Down Date with respect to the Black Knight Acquisition	5.25:1.00
The last day of each of the first and second fiscal quarters ending on or after the First Step Down Date with respect to the Black Knight Acquisition	5.00:1.00
The last day of each of the third and fourth fiscal quarters ending on or after the First Step Down Date with respect to the Black Knight Acquisition	4.75:1.00
The last day of each of the fifth and sixth fiscal quarters ending on or after the First Step Down Date with respect to the Black Knight Acquisition	4.50:1.00
The last day of each of the seventh and eighth fiscal quarters ending on or after the First Step Down Date with respect to the Black Knight Acquisition	4.25:1.00
The last day of each of the ninth and tenth fiscal quarters ending on or after the First Step Down Date with respect to the Black Knight Acquisition	4.00:1.00
The last day of each fiscal quarter ending thereafter	3.75:1.00

provided that (i) at any time after the Eleventh Amendment Effective Date (but subject to clause (iv) below), at the election of the Borrower (the notice of which election shall be given in writing to the Administrative Agent within thirty (30) days after the date on which the relevant Acquisition is consummated), the maximum Total Leverage Ratio shall be increased to 4.25:1.00 in connection with a Qualified Acquisition consummated after the Eleventh Amendment Effective Date, starting with the last day of the fiscal quarter in which such Qualified Acquisition is consummated (a “Qualified Acquisition Election”); provided that the maximum Total Leverage Ratio shall step down to 4.00:1.00 as of the First Step Down Date with respect to such Qualified Acquisition and shall step down to 3.75:1.00 as of the Second Step Down Date with respect to such Qualified Acquisition; (ii) at the election of the Borrower (the notice of which election shall be given in writing to the Administrative Agent within thirty (30) days after the date on which the relevant Acquisition is consummated), the maximum Total Leverage Ratio shall be increased to 4.50:1.00 in connection with any Specified Qualified Acquisition consummated after the Eleventh Amendment Effective Date starting with the fiscal quarter in which such Specified Qualified Acquisition is consummated; provided that the maximum Total Leverage Ratio shall step down to 4.25:1.00 as of the First Step Down Date with respect to such Specified Qualified Acquisition, shall step down again to 4.00:1.00 as of the Second Step Down Date with respect to such Specified Qualified Acquisition and shall step down again to 3.75:1.00 at the end of the second full fiscal quarter after the Second Step Down Date with respect to such Specified Qualified Acquisition (a “Specified Qualified Acquisition Election” and, together with any Qualified Acquisition Election, an “Acquisition Election”); (iii) the Borrower may make after the Eleventh Amendment Effective Date (A) no more than two (2) Acquisition Elections and (B) no more than one (1) Specified Qualified Acquisition Election; and (iv)(A) if the Black Knight Acquisition has not occurred, the Borrower may not make its second Acquisition Election until the earlier of (1) the last day of the first fiscal quarter occurring after the first Acquisition Election as of which the maximum Total Leverage Ratio as of the end of such fiscal quarter must be no greater than 3.75:1:00 and (2) the last day of the first fiscal quarter occurring after the first Acquisition Election as of which the Borrower reports an actual Total Leverage Ratio as of the end of such fiscal quarter equal to or less than 3.50:1.00, and (B) if the Black Knight Acquisition has occurred, (1) the Borrower may not make any Acquisition Election following the Black Knight Acquisition Date until the earlier of (x) the last day of the first fiscal quarter occurring after the Black Knight Acquisition Date as of which the maximum Total Leverage Ratio as of the end of such fiscal quarter must be no greater than 3.75:1:00 and (y) the last day of the first fiscal quarter of the Borrower occurring after the Black Knight Acquisition Date as of which the Borrower reports an actual Total Leverage Ratio as of the end of such fiscal quarter equal to or less than 3.50:1.00, and (2) if the Borrower has made an initial Acquisition Election following the Black Knight Acquisition Date, the Borrower may not make a second Acquisition Election after the Black Knight Acquisition Date until the earlier of (x) the last day of the first fiscal quarter occurring after the first Acquisition Election as of which the maximum Total Leverage Ratio as of the end of such fiscal quarter must be no greater than 3.75:1:00 and (y) the last day of the first fiscal quarter of the Borrower occurring after the first Acquisition Election as of which the Borrower reports an actual Total Leverage Ratio as of the end of such fiscal quarter equal to or less than 3.50:1.00. For the avoidance of doubt, the increase in the maximum Total Leverage Ratio in connection with the Black Knight Acquisition Date shall not be deemed to be an Acquisition Election.”
1.10Section 10.2 of the Credit Agreement is hereby amended by amending and restating clause (a) thereof in its entirety as follows:
“(a)    This Agreement and the other Credit Documents shall (except as may be expressly otherwise provided in any Credit Document) be governed by, and construed in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules); provided that each Letter of Credit shall be governed by, and construed in accordance with, the laws or rules designated in such Letter of Credit or application therefor or, if no such laws or rules are designated, the International Standby Practices of the International Chamber of Commerce, as in effect from time to time (the “ISP”), and, as to matters not governed by the ISP, the laws of the State of New York

(including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules); provided further that, notwithstanding the foregoing, (i) the interpretation of the definition of “Material Adverse Effect” (as defined in the Black Knight Acquisition Agreement) and whether a “Material Adverse Effect” (as defined in the Black Knight Acquisition Agreement) has occurred, (ii) the determination of the accuracy of any Black Knight Acquisition Agreement Representation and whether as a result of any inaccuracy thereof the Borrower has the right to terminate its or its Subsidiaries’ obligations pursuant to the Black Knight Acquisition Agreement or to decline to consummate the Black Knight Acquisition pursuant to the Black Knight Acquisition Agreement, and (iii) the determination of whether the Black Knight Acquisition has been consummated in accordance with the terms of the Black Knight Acquisition Agreement, in each case, shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflicts of law rules of such state.”
1.11A new Exhibit F to the Credit Agreement is hereby added in the form of Exhibit F attached hereto and the list of exhibits following the Table of Contents of the Credit Agreement is hereby amended by adding a reference to “Exhibit F Form of Solvency Certificate”.
ARTICLE II

CONDITIONS OF EFFECTIVENESS
2.1    The amendments set forth in Article I shall become effective as of the date (the “Eleventh Amendment Effective Date”) when, and only when, the Administrative Agent shall have received an executed counterpart of this Amendment from each of the Borrower and Lenders constituting the Required Lenders.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
The Borrower hereby represents and warrants, on and as of the Eleventh Amendment Effective Date, that (i) the representations and warranties contained in the Credit Agreement (except the representation set forth in Section 4.8 thereof with respect to clauses (i) and (ii) of the definition of “Material Adverse Effect” only) and the other Credit Documents qualified as to materiality are true and correct and those not so qualified are true and correct in all material respects, both immediately before and after giving effect to this Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct (if qualified as to materiality) or true and correct in all material respects (if not so qualified), in each case only on and as of such specific date), (ii) this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law) and (iii) no Default or Event of Default shall have occurred and be continuing on the Eleventh Amendment Effective Date, both immediately before and immediately after giving effect to this Amendment and the amendments contemplated hereby.

ARTICLE IV

ACKNOWLEDGEMENT AND CONFIRMATION
Each party to this Amendment hereby confirms and agrees that, after giving effect to this Amendment and the amendments contemplated hereby, and except as expressly modified hereby, the Credit Agreement and the other Credit Documents to which it is a party remain in full force and effect and enforceable against such party in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect.
ARTICLE V

MISCELLANEOUS

5.1Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).
5.2Credit Document. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this Amendment. Any reference to the Credit Agreement or any of the other Credit Documents herein or in any such documents shall refer to the Credit Agreement and the other Credit Documents as amended hereby. This Amendment is limited to the matters expressly set forth herein, and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.
5.3Expenses. The Borrower shall pay all reasonable and documented out-of-pocket fees and expenses of counsel to the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment.
5.4Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.
5.5Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.
5.6Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.
5.7Counterparts; Integration. This Amendment may be executed and delivered via facsimile or electronic mail with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed letter which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed letter converted into another format, for transmission, delivery and/or retention. This Amendment constitutes the entire contract among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

INTERCONTINENTAL EXCHANGE INC.

By:     /s/Martin Hunter
Name:     Martin Hunter
Title:     SVP, Tax & Treasurer

SIGNATURE PAGE TO
ELEVENTH AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Primary Administrative Agent, the Multicurrency Agent, an Issuing Lender, a Swingline Lender and a Lender

By:     /s/Jocelyn Boll
Name:      Jocelyn Boll
Title:      Managing Director

SIGNATURE PAGE TO
ELEVENTH AMENDMENT TO CREDIT AGREEMENT

BANK OF AMERICA, N.A., as the Backup Administrative Agent, a Swingline Lender and a Lender

By:     /s/Sherman Wong
Name:     Sherman Wong
Title:     Director

SIGNATURE PAGE TO
ELEVENTH AMENDMENT TO CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as a Lender

By:     /s/Ibrahim Khan
Name:     Ibrahim Khan
Title:     Vice President

SIGNATURE PAGE TO
ELEVENTH AMENDMENT TO CREDIT AGREEMENT

MUFG Bank, Ltd., as a Lender

By:     /s/Jacob Ulevich
Name:     Jacob Ulevich
Title:     Director
SIGNATURE PAGE TO
ELEVENTH AMENDMENT TO CREDIT AGREEMENT

CITIBANK, N.A., as a Lender

By:     /s/Ciaran Small
Name:     Ciaran Small
Title:     Vice President
SIGNATURE PAGE TO
ELEVENTH AMENDMENT TO CREDIT AGREEMENT

CREDIT SUISSE AG, NEW YORK BRANCH, as a Lender

By:     /s/Judith Smith
Name:     Judith Smith
Title:     Authorized Signatory

By:     /s/Doreen Barr
Name:     Doreen Barr
Title:     Authorized Signatory
SIGNATURE PAGE TO
ELEVENTH AMENDMENT TO CREDIT AGREEMENT

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as a Lender

By:     /s/Brian Crowley
Name:     Brian Crowley
Title:     Managing Director

By:     /s/Andrew Pargament
Name: Andrew Pargament
Title:     Executive Director

SIGNATURE PAGE TO
ELEVENTH AMENDMENT TO CREDIT AGREEMENT

Bank of Montreal, as a Lender

By:     /s/Kathryn Mester
Name:     Kathryn Mester
Title:     Vice President

SIGNATURE PAGE TO
ELEVENTH AMENDMENT TO CREDIT AGREEMENT

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By:     /s/Jonathan James
Name:     Jonathan James
Title:     Managing Director

SIGNATURE PAGE TO
ELEVENTH AMENDMENT TO CREDIT AGREEMENT

MIZUHO BANK, LTD., as a Lender

By:     /s/Raymond Ventura
Name: Raymond Ventura
Title:     Managing Director

SIGNATURE PAGE TO
ELEVENTH AMENDMENT TO CREDIT AGREEMENT

PNC Bank, as a Lender

By:     /s/Avery Walker
Name:     Avery Walker
Title:     Assistant Vice President

SIGNATURE PAGE TO
ELEVENTH AMENDMENT TO CREDIT AGREEMENT

GOLDMAN SACHS BANK USA, as a Lender

By:     /s/Robert Ehudin
Name:     Robert Ehudin
Title:     Authorized Signatory

SIGNATURE PAGE TO
ELEVENTH AMENDMENT TO CREDIT AGREEMENT

SOCIETE GENERALE, as a Lender

By:     /s/Jonathan Logan
Name: Jonathan Logan
Title:     Managing Director

SIGNATURE PAGE TO
ELEVENTH AMENDMENT TO CREDIT AGREEMENT

Exhibit F
Form of Solvency Certificate
[ ], 2022
This Solvency Certificate is delivered pursuant to Section 3.3(b) of the Credit Agreement, dated as of April 3, 2014 (as amended by the First Amendment to Credit Agreement, dated as of May 15, 2015, the Second Amendment to Credit Agreement, dated as of November 9, 2015, the Third Amendment to Credit Agreement, dated as of November 13, 2015, the Fourth Amendment to Credit Agreement, dated as of August 18, 2017, the Fifth Amendment to Credit Agreement, dated as of August 18, 2017, the Sixth Amendment to Credit Agreement, dated as of August 9, 2018, and the Seventh Amendment to Credit Agreement, dated as of August 14, 2020, the Eighth Amendment to Credit Agreement, dated as of August 21, 2020, the Ninth Amendment to Credit Agreement, dated as of March 8, 2021, the Tenth Amendment to Credit Agreement, dated as of October 15, 2021, the Eleventh Amendment to Credit Agreement, dated as of May 11, 2022, and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), among INTERCONTINENTAL EXCHANGE, INC., a Delaware corporation (the “Borrower”), the lenders party hereto from time to time, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The undersigned hereby certifies, solely in his capacity as an officer of the Borrower and not in his individual capacity, as follows:
1.    I am the Chief Financial Officer of the Borrower. I am familiar with the Black Knight Transactions, and have reviewed the Credit Agreement, financial statements referred to in Section 3.3(f) of the Credit Agreement and such documents and made such investigation as I have deemed relevant for the purposes of this Solvency Certificate.
2.    As of the date hereof, immediately after giving effect to the consummation of the Black Knight Transactions, on and as of such date (i) the fair value of the assets of the Borrower and it is Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Black Knight Acquisition Date.
3.    As of the date hereof, immediately after giving effect to the consummation of the Black Knight Transactions, the Borrower does not intend to, and the Borrower does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its debts or the debts of any such Subsidiary.
This Solvency Certificate is being delivered by the undersigned officer only in his capacity as Chief Financial Officer of the Borrower and not individually and the undersigned shall have no personal liability to the Administrative Agent or the Lenders with respect thereto.
F–1

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SIGNATURE PAGE TO
ELEVENTH AMENDMENT TO CREDIT AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on the date first written above.

INTERCONTINENTAL EXCHANGE, INC.

By:    _________________________________
Name:    _________________________________
Title:    Chief Financial Officer

SIGNATURE PAGE TO
ELEVENTH AMENDMENT TO CREDIT AGREEMENT